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                                                                       (LOU PAI)

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is entered into and effective as of July 12, 2000 between TNPC, Inc., a Delaware corporation (the "Company"), and Lou L. Pai, a resident of the State of Texas ("Stockholder").

         WHEREAS, Stockholder has agreed to contribute cash to the Company in exchange for shares of non-voting common stock, par value $0.01 per share, of the Company ("Non-Voting Common Stock"); and

         WHEREAS, Stockholder and the Company wish to set forth the terms on which the shares of Non-Voting Common Stock will be issued to Stockholder.

         NOW, THEREFORE, for and in consideration of the foregoing premises, mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I

                                  SUBSCRIPTION

         1.1 SUBSCRIPTION BY STOCKHOLDER. Stockholder hereby subscribes for and agrees to accept from the Company, and the Company agrees to issue and deliver to Stockholder 2,315 shares of Non-Voting Common Stock (the "Shares", which term shall be deemed to include shares of voting common stock into which such shares are converted) in exchange for a cash payment by Stockholder to the Company in the amount of $2,159.76 per share. Stockholder shall make such cash payment on or before August 22, 2000, and the Company shall then issue to Stockholder such number of Shares subscribed for in this Agreement.

         1.2 AGREEMENT TO BE BOUND. Stockholder agrees that the Shares shall be subject to the terms of this Agreement and the certificate of incorporation and by-laws of the Company as they may be amended from time to time.

                                   ARTICLE II

                               GENERAL PROVISIONS;
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1 BUSINESS OPPORTUNITY AGREEMENT. Stockholder hereby ratifies and approves the Business Opportunity Agreement dated January 6, 2000 by and between Enron Corp., an Oregon corporation, and the Company.

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         2.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER.
Stockholder represents and warrants to the Company that the following is true as of the date hereof:

                  (a) Stockholder is acquiring the Shares for his own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares.

                  (b) Stockholder understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depends in part upon the bona fide nature of his investment intent and upon the accuracy of his representations made in this Section 2.2.

                  (c) Stockholder understands that the Company is relying upon the representations and agreements contained in this Section 2.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                  (d) Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (e) Stockholder has such knowledge, skill and experience in business, financial and investment matters that Stockholder is capable of evaluating the merits and risks of an investment in the Shares. Stockholder recognizes that an investment in the Shares is a speculative investment involving a high degree of risk. Stockholder is and will be able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, Stockholder is and will be able to hold the Shares for an extended period of time and will have a sufficient net worth to sustain a loss of Stockholder's entire investment in the Shares in the event such loss should occur.

                  (f) Stockholder understands that the Shares will be "restricted securities" under applicable federal securities laws and that the Securities Act and the Securities and Exchange Commission (the "Commission") provide in substance that Stockholder may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and Stockholder understands that, except as provided elsewhere in this Agreement, the Company will have no obligation to register any of the Shares.

                  (g) Stockholder has been furnished by the Company with information (or provided access to information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that he has requested or otherwise needs to evaluate the investment in the Shares, including, but not limited to, a copy of the Company's draft registration statement on Form S-1 dated July 7, 2000.

                  (h) Stockholder agrees to take such action as may be required to prevent the Shares from being subject to any community property interest.


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

         2.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to Stockholder that the following is true as of the date hereof:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to carry on its business as presently conducted. The Company is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition, business or operations (a "Material Adverse Effect") on the Company and its subsidiaries taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

                  (c) This Agreement has been duly executed and delivered by the Company, and (assuming due execution and delivery of this Agreement by Stockholder) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

                  (d) The Shares issued by the Company to Stockholder are duly authorized, and when issued will be validly issued and fully-paid and non-assessable. The shares of voting common stock, par value $0.01 per share, of the Company issuable upon conversion of the Shares (the "Conversion Shares") are duly authorized, and when issued upon conversion of the Shares, will be validly issued, fully paid and nonassessable. No Person will have any preemptive or similar rights with respect to the Shares or Conversion Shares, except as have been effectively waived. As used herein, a "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

                  (e) The execution, delivery and performance of this Agreement by the Company does not and will not (i) violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination,

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         amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Company's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (ii) or (iii) above would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

                  (f) The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental or other regulatory authority or agency other than the filing of a Form D with the Commission.

                  (g) The Company covenants that, if after the date hereof and until the date on which the Shares are fully converted into shares of common stock, par value $0.01 per share, of the Company ("Common Stock") in accordance with the Amended and Restated Certificate of Incorporation of the Company, filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") so that the Shares may be converted into shares of Common Stock, the Company will upon the written request of Stockholder, and Stockholder will upon the written request of the Company, (i) file or cause to be filed, as promptly as practicable after the receipt of such notice and in no event later than fifteen (15) business days after the receipt of such notice, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated in such notice, (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information so that the waiting period applicable thereto under the HSR Act shall expire as soon as practicable, and (iii) cooperate with the Company in requesting early termination of any applicable waiting period under the HSR Act. The Company will reimburse Stockholder for any filing fees in connection with such filing by Stockholder.

                  (h) The Company covenants that, until the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act (an "Initial Public Offering"), it will deliver to Stockholder (as long as Stockholder is not a director of the Company):

                           (i) as soon as practicable and in any event within
                  fifteen (15) days after the end of each calendar month, a report showing in reasonable detail the financial and operating performance and results for the prior calendar month;

                           (ii) as soon as practicable and in any event within
                  sixty (60) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly

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                  period, and a consolidated balance sheet of the Company as at the end of such quarterly period, all unaudited but prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with past practice;

                           (iii) as soon as practicable and in any event within
                  ninety (90) days after the end of each fiscal year, consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company for such year, and a consolidated balance sheet of the Company as at the end of such year, in each case audited for the Company by independent public accountants of recognized national standing selected by the Company from among the five largest accounting firms in the United States, whose report shall state that such consolidated financial statements present fairly the results of operations, cash flows and financial position of the Company in accordance with GAAP on a basis consistent with prior periods except as noted therein and that the examination by such accountants has been made in accordance with generally accepted auditing standards; and

                           (iv) as soon as practicable, and in any event within
                  the applicable time period specified in the instructions to Form 8-K under the Securities Exchange Act of 1934, notice of any event that would be required to be reported on such form if the Company were then required to file such reports.

                                   ARTICLE III

                             TRANSFERS OF SECURITIES

         3.1 GENERAL RULE. Any sale, assignment, exchange or other transfer or disposition, direct or indirect (collectively, a "Transfer"), by Stockholder of the Shares shall be governed by this Agreement. Notwithstanding the foregoing, the term "Transfer" shall not include (a) any disposition pursuant to an exchange, merger, recapitalization, consolidation or reorganization involving the Company in which securities of the Company or any other Person are issued in respect of the Shares or (b) a conversion of the Shares into shares of Common Stock. Any attempted Transfer of all or any portion of the Shares, other than in accordance with the terms of this Agreement, shall be null and void.

         3.2 VOLUNTARY TRANSFER. Without first obtaining the Company's written consent, (a) prior to December 31, 2001, Stockholder shall not make any voluntary Transfer of the Shares, and (b), on or after December 31, 2001, Stockholder shall not make any voluntary Transfer of the Shares other than a Transfer for cash that complies with the provisions of Section 3.3 below.

         3.3 RIGHT OF FIRST REFUSAL.

                  (a) On or after December 31, 2001, prior to any Transfer or attempted Transfer by Stockholder of some or all of the Shares (the "Offered Shares") for cash, Stockholder shall (i) give prior written notice (a "Transfer Notice") to the Company of Stockholder's intention to effect such Transfer, describing the terms and conditions of the

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         proposed Transfer, including the identity of the prospective transferee(s), the number of shares of Offered Shares Stockholder desires to sell and the purchase price. After receipt of the Transfer Notice, the Company shall have the option for 30 days from the date of receipt of the Transfer Notice to elect to purchase all, but not less than all, of the Offered Shares upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice (the "Election Notice") of such election to Stockholder within such 30-day period. Stockholder shall not consummate such Transfer until the earlier to occur of the lapse of the 30-day period or the date on which the Company notifies Stockholder in writing that it will not exercise its rights under this Section 3.3 (the "Authorization Date"). If the Company has elected not to purchase all of the Offered Shares, has failed to make a timely election or fails in any material respect to purchase the Offered Shares in accordance with Section 3.3(b) below, Stockholder may Transfer all, but not less than all, of the Offered Shares to the prospective transferee(s) thereof specified in the Transfer Notice, at a price and on terms no more favorable to such prospective transferee(s) than as specified in the Transfer Notice, during the 30-day period immediately following the Authorization Date, subject to Sections 3.7 and 3.8 hereof. Each of the certificates issued upon such Transfer shall bear the restrictive legends set forth in the second paragraph of Section 3.10 hereto, unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. If the Offered Shares are not so transferred within such 30-day period, such Offered Shares must be re-offered to the Company in accordance with the provisions of this Section 3.3 if Stockholder still desires to Transfer the Offered Shares.

                  (b) If the Company exercises the right to purchase the Offered Shares by timely delivery of the Election Notice, unless otherwise agreed by Stockholder and the Company, the closing will take place at the offices of the Company in Greenwich, Connecticut, or such other location as the Company's principal place of business may be, on the fifth business day after the date of the Election Notice. At the closing, the Company will pay the purchase price set forth in the Transfer Notice in cash (by certified or cashier's check) solely upon Stockholder's delivery to the Company of valid certificates evidencing all of the Offered Shares then being purchased pursuant to the Election Notice. Certificates representing the Offered Shares will be duly endorsed for transfer to the Company. By delivery of such certificates to the Company, Stockholder will be deemed to represent and warrant to the Company that the transferred Offered Shares are owned by Stockholder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Agreement. Stockholder will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by the Company to effect the transactions contemplated by this Section 3.3.

         3.4 INVOLUNTARY TRANSFER. In the event of an involuntary Transfer of the Shares by Stockholder (including, but not limited to, Transfers resulting from death of Stockholder, the initiation of bankruptcy proceedings against Stockholder, the entry of a divorce decree directly involving Stockholder, the execution of either a judgment or a foreclosure by a court of law against Stockholder or any other event that would have the effect of forcing Stockholder to

Transfer the Shares to a third party), Stockholder shall give written notice
(an "Involuntary Transfer Notice") to the Company promptly after the occurrence of the event which caused such involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Company shall have the option for 30 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase such Stockholder's Shares within such 30-day period at their Fair Market Value. As used herein, Fair Market Value shall mean such reasonable and fair value as determined in good faith by the board of directors of the Company using a generally accepted method of valuation. In the event of the death of Stockholder, any Transfer of the Shares to the Stockholder's spouse or descendants shall not be subject to this Section 3.4 (but shall be subject to Section 3.7).

         3.5 DRAG ALONG RIGHTS. In connection with any Transfer by Enron Energy Services, LLC ("EES") and its affiliates (as defined for purposes of Rule 405 under the Securities Act, "Affiliates") of all of their shares of Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") to any transferee or group of related transferees (other than an Affiliate of EES), EES or its Affiliate shall have the right to require Stockholder to Transfer all, but not less than all, of the Shares to such transferee or transferees on the same terms and for the exact same consideration on a per share basis as received by EES or its Affiliate in such Transfer. Stockholder shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to
(i) Stockholder's ownership of the Shares to be Transferred free and clear of all liens, claims and encumbrances, (ii) Stockholder's power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require. The closing of such purchase by the transferee shall be on the same date that the transferee acquires shares from EES or its Affiliate PROVIDED that Stockholder is given 10 days advance notice of such closing.

         3.6 TERMINATION OF CERTAIN TRANSFER PROVISIONS. Upon the consummation of an Initial Public Offering, Sections 3.2, 3.3, 3.4, 3.5 and 3.7 hereof shall automatically terminate. The Company shall be under no obligation to undertake the filing or completion of an Initial Public Offering.

         3.7 CONDITIONS TO TRANSFERS; CONTINUED APPLICABILITY OF AGREEMENT. As a condition to any Transfer permitted under this Agreement, any transferee of the Shares shall be required to become a party to this Agreement by executing an Adoption Agreement in substantially the form of EXHIBIT A hereto, and shall have all the obligations of a party hereunder and the rights that are expressly provided for herein. If any Person acquires Shares from a party to this Agreement in a Transfer notwithstanding such Person's failure to execute an Adoption Agreement in accordance with the preceding sentence, such Person and such Shares shall be subject to this Agreement, even if such Person is not a party to this Agreement.

         3.8 TRANSFERS SUBJECT TO COMPLIANCE WITH SECURITIES ACT. Stockholder acknowledges that the Shares have not been registered under the Securities Act and agrees that no sale, transfer, assignment, hypothecation or other disposition of the Shares shall be made in the absence of (a) a current registration statement under the Securities Act as to the Shares and the registration or qualification of the Shares under any applicable state securities laws that is then in effect or (b) an opinion of counsel reasonably satisfactory to the Company to the effect that such registration or qualification is not required.

         3.9 LOCK-UP AGREEMENT. In connection with any Initial Public Offering, Stockholder agrees to enter into an agreement on such terms as may be reasonably requested by the underwriters for the public offering not to directly or indirectly, sell, transfer or otherwise dispose of or transfer the economic benefits and burdens of, any of the Shares for a period of time following such Initial Public Offering as such underwriter may reasonably request but not to exceed 180 days.

         3.10 RESTRICTIVE LEGENDS. Each certificate representing Shares held by Stockholder, and each certificate representing Shares issued to any subsequent transferee, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND STOCKHOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) A CURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT AS TO THE SECURITY AND THE REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS THAT IS THEN IN EFFECT OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         3.11 REGISTRATION RIGHTS.

              (a) The Company agrees that after the effectiveness of an Initial Public Offering (or such later date as applicable in accordance with Section 3.9 hereof), Stockholder will be entitled to piggyback registration rights to include any of the Conversion Shares (used herein, the "Piggyback Securities") in any registration statement filed by the Company with the Commission to register for sale shares of Common Stock by the Company for its own account or for the account of any holder of Common Stock or Common Stock Equivalents as defined in the Stockholders Agreement, as amended, dated as of January 6, 2000, among the Company, EES and certain institutional investors named therein (the "Investor Stockholders Agreement") (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's existing security holders). Each time the Company proposes to so file a registration statement with respect to which Stockholder has the right to request inclusion of Piggyback Securities, the Company shall give written notice of such proposed filing to Stockholder as soon as practicable (but in no event less than 15 days before the anticipated filing date of such registration statement) and, upon the written request by Stockholder which shall be given to the Company within 15 days after delivery by the Company of the notice of intent to file a registration statement, Stockholder may include in such registration Piggyback Securities (which request by Stockholder shall specify the number of Piggyback Securities proposed to be included in such registration). Stockholder shall be permitted to withdraw all or part of Stockholder's Piggyback Securities from such a registration at any time prior to the effective date thereof. The Company shall use commercially reasonable efforts to cause all such shares of Piggyback Securities that Stockholder has requested to be included in such registration to be sold on the same terms and conditions as the Common Stock otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter or underwriters advises the Company, that in their opinion the total amount of the securities, including Piggyback Securities, to be included such offering is sufficiently large to cause a material and adverse affect on the price or success of the offering, then the number of Piggyback Securities included by Stockholder shall be reduced at the same time and on the same basis as the number of shares included by other holders of Piggyback Securities (as defined in the Investor Stockholders Agreement) who are not deemed to be Requesting Holders (as defined in the Investor Stockholders Agreement) with respect to such registration. Notwithstanding the foregoing, Stockholder shall not have any piggyback registration rights with respect to Conversion Shares if, on the date of filing of a registration statement by the Company, (a) Stockholder is entitled to sell his Conversion Shares pursuant to Rule 144(k) (or any comparable successive provision) promulgated under the Securities Act or (b) if the Stockholder could sell all of his Conversion Shares within a three-month period under Rule 144 (or any comparable successive provision) promulgated under the Securities Act. The Company may suspend, terminate or withdraw a piggyback registration statement at any time in its sole discretion.

              (b) The Company shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the Commission and the National Association of Securities Dealers, Inc.), (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Piggyback Securities), (c) printing expenses, (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing on an exchange of the Piggyback Securities if the Company shall choose to list such Piggyback Securities, (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (h) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in any offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Piggyback Securities or, except as provided by clause (b) or (h) above, any out-of-pocket expenses of Stockholder (or the agents who manage Stockholder's accounts) or the fees and disbursements of any underwriter attributable to the sale of Piggyback Securities.

         3.12 OTHER ACTION. The Company and Stockholder shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         4.2 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         4.3 REGISTRATION OF TRANSFERS. If, in the reasonable judgment of counsel to the Company, a proposed Transfer by Stockholder would constitute a violation of this Agreement, then the Company may refuse to register such proposed Transfer of Shares on the stock transfer records of the Company and give related instructions to its stock transfer agent, if any, to stop the registration of such proposed Transfer of Shares to the extent reasonably necessary to avoid such violation.

         4.4 NOTICES.

             (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                 (i) If to Stockholder, then to the address set forth on the signature page hereto.

                 (ii)     If to the Company, then to:


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

                                    TNPC, Inc.
                                    10 Glenville Street
                                    Greenwich, Connecticut 06831
                                    Attention:       General Counsel
                                    Facsimile:       (203) 531-0404

             (b) Each such notice or other communication shall be effective
         (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 4.4(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 4.4(a). Any party by notice given in accordance with this Section 4.4 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         4.5 GOVERNING LAW.

             (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

             (b) THE PARTIES AGREE THAT THE STATE OF DELAWARE SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT AND THAT THE PARTIES HEREBY CONSENT TO SUITS IN THE COURTS OF THE STATE OF DELAWARE AND WAIVE THE DEFENSES OF PERSONAL JURISDICTION, SERVICE AND VENUE.

         4.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         4.7 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         4.8 ASSIGNMENT. Except as expressly provided herein, this Agreement shall not be assigned by any party without the express written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of any party). Notwithstanding the foregoing, the rights of Stockholder set forth in Section 3.11 of this Agreement may be assigned to any Person who acquires some or all of the Shares or Conversion Shares in compliance with Article III. Any assignment of the rights set forth in Section 3.11 pursuant to this Section 4.8 shall be effective only upon receipt by the Company of written notice from the assignor stating the name and address of any assignee.

         4.9 THIRD PARTY BENEFICIARY. As a result of the rights granted to EES in Section 3.5 hereof, EES shall be considered a third party beneficiary of this Agreement entitled to enforce such provision as though it were a party hereto.




                            (SIGNATURE PAGE FOLLOWS)

                                   * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                   TNPC, INC.


                                   By:
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                         -----------------------------

                                   STOCKHOLDER


                                   -----------------------------------
                                                Lou L. Pai
                                   Address:
                                           ---------------------------
                                           ---------------------------
                                   Fax No.:
                                           ---------------------------

                                                                       EXHIBIT A

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Subscription Agreement dated as of July 12, 2000 between TNPC, Inc. (the "Company") and _______________ ("Stockholder") (the "Subscription Agreement"), a copy of which is attached hereto by the transferee ("Transferee") executing this Adoption Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

         1. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring Shares from a stockholder of the Company, subject to the terms and conditions of the Subscription Agreement. Capitalized terms used herein without definition are defined in the Subscription Agreement and are used herein with the same meanings set forth therein.

         2. AGREEMENT. Transferee (a) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Subscription Agreement and (b) hereby joins in, and agrees to be bound by, the Subscription Agreement with the same force and effect as if he were originally a party thereto. Transferee represents and warrants that all of the representations and warranties made by Stockholder in Section 2.2 of the Subscription Agreement are true and correct as to the Transferee as if such Transferee were Stockholder.

         3. NOTICE. Any notice required as permitted by the Stockholders Agreement shall be given to Transferee at the address listed below Transferee's signature below.


         EXECUTED AND DATED on this _____ day of ____________, ________.

                                            TRANSFEREE:


                                            By:
                                               -------------------------------
                                            Notice

                                            Address:
                                                    --------------------------
                                                    --------------------------
                                                    --------------------------